                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 12.2

CHIPPAC, INC.
(NOW KNOWN AS STATS CHIPPAC, INC.)
RATIO OF EARNINGS TO FIXED CHARGES


                                                                                  SIX MONTHS ENDED
                                        FISCAL YEAR ENDED DECEMBER 31,                JUNE 30,
                                 -------------------------------------------    --------------------
                                   2000       2001        2002        2003        2003        2004
                                 --------   --------    --------    --------    --------    --------
                                                  (IN THOUSANDS, EXCEPT RATIO)
Income (loss) before
   income tax ................   $ 15,670   $(91,158)   $(26,855)   $(26,781)   $(13,126)   $  5,946


Add
Interest expense, including
   amortization of debt
   issuance cost .............     39,432     37,214      31,986      30,887      14,890      15,566
Portion of interest expense
   within operating leases
   representative of
   interest factor ...........      1,767      2,107       1,930       2,320       1,136       1,202
                                 --------   --------    --------    --------    --------    --------
Earnings as adjusted .........   $ 56,869   $(51,837)   $  7,061    $  6,426    $  2,900    $ 22,714

Fixed charges
Interest expense, including
   amortization of debt
   issuance cost .............     39,432     37,214      31,986      30,887      14,890      15,566
Portion of interest expense
   within operating leases
   representative of
   interest factor ...........      1,767      2,107       1,930       2,320       1,136       1,202
                                 --------   --------    --------    --------    --------    --------
                                 $ 41,199   $ 39,321    $ 33,916    $ 33,207    $ 16,026    $ 16,768

Ratio of earnings to fixed
   charges ...................       1.4x         --          --          --          --        1.4x
Deficiency of earnings to
   cover fixed charges .......         --   $(91,158)   $(26,855)   $(26,781)   $(13,126)         --